Exhibit 23.8

[Letterhead of Resource Development Inc.]

CONSENT OF RESOURCE DEVELOPMENT INC.

The undersigned, Resource Development Inc., hereby states as follows:

Resource Development Inc. assisted with the preparation of “Feasibility Study Update, NI 43-101 Technical Report, Vista Gold Corp., Paredones Amarillos Gold Project, Baja California Sur, Mexico” dated September 1, 2009,  and “MT Todd Gold Project Updated Preliminary Economic Assessment Report, Northern Territory, Australia” dated June 11, 2009. (the “Technical Reports”) for Vista Gold Corp. (the “Company”), portions of which are summarized (the “Summary Material”) in this Annual Report on Form 10-K for the year ended December 31, 2009 (the “Form 10-K”).

I hereby consent to the Summary Material in the Form 10-K and to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-132975 and 333-158633) and in the related Prospectuses, and in the Registration Statements on Form S-8 (Nos. 333-105621, 333-134767 and 333-153019) of the Company of the Summary Material concerning the Technical Report, including the reference to Resource Development Inc. included with such information, as set forth above in the Form 10-K.

By:  /s/ DEEPAK MALHOTRA
Name:  Deepak Malhotra
Title:  President
Date: March 9, 2010